                                                                     EXHIBIT 4.4

- --------------------------------------------------------------------------------

                         4.00% Convertible Senior Notes

                            Dated as of July 2, 2004

                    -----------------------------------------

                                     Between

                       The Goodyear Tire & Rubber Company,

                                   as Company,

                                       and

                             Wells Fargo Bank, N.A.,

                                   as Trustee

                    -----------------------------------------

                                    INDENTURE

- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
                                             ARTICLE 1

                                            Definitions

SECTION 1.01.  Definitions..........................................................................        1

                                             ARTICLE 2

                 Issue, Description, Execution, Registration and Exchange of Notes

SECTION 2.01.  Amount of Notes; Additional Securities...............................................       11
SECTION 2.02.  Form and Dating......................................................................       12
SECTION 2.03.  Execution and Authentication.........................................................       12
SECTION 2.04.  Registrar and Paying Agent...........................................................       12
SECTION 2.05.  Paying Agent to Hold Money in Trust..................................................       14
SECTION 2.06.  Holder Lists.........................................................................       14
SECTION 2.07.  Transfer and Exchange................................................................       14
SECTION 2.08.  Replacement Notes....................................................................       15
SECTION 2.09.  Outstanding Notes....................................................................       15
SECTION 2.10.  Temporary Notes......................................................................       16
SECTION 2.11.  Cancelation..........................................................................       16
SECTION 2.12.  Defaulted Interest...................................................................       16
SECTION 2.13.  CUSIP and ISIN Numbers...............................................................       16

                                             ARTICLE 3

                                 Redemption and Repurchase of Notes

SECTION 3.01.  Company's Right to Redeem............................................................       17
SECTION 3.02.  Notice of Optional Redemption; Selection of Notes....................................       17
SECTION 3.03.  Payment of Notes Called for Redemption by the Company................................       19
SECTION 3.04.  Repurchase of Notes by the Company at Option of Holders upon a Designated Event......       19
SECTION 3.05.  Repurchase of Notes by the Company at Option of Holders on Specified Dates...........       22
SECTION 3.06.  Company's Manner of Payment of Repurchase Price......................................       24
SECTION 3.07.  Conditions and Procedures for Repurchase at Option of Holders........................       24

                                             ARTICLE 4

                                      Covenants of the Company

SECTION 4.01.  Payment of Principal and Interest....................................................       27
SECTION 4.02.  Maintenance of Office or Agency......................................................       27
SECTION 4.03.  Existence............................................................................       28
SECTION 4.04.  Rule 144A Information Requirement....................................................       28
SECTION 4.05.  Stay, Extension and Usury Laws.......................................................       28
SECTION 4.06.  Compliance Certificate...............................................................       28
SECTION 4.07.  Liquidated Damages Notice............................................................       29

                                             ARTICLE 5

                                       Reports by the Company

SECTION 5.01.  Reports by the Company...............................................................       29

                                             ARTICLE 6

                   Remedies of the Trustee and Noteholders on an Event of Default

SECTION 6.01.  Events of Default....................................................................       29
SECTION 6.02.  Payments of Notes on Default; Suit Therefor..........................................       32
SECTION 6.03.  Application of Monies Collected by Trustee...........................................       33
SECTION 6.04.  Proceedings by Noteholder............................................................       34
SECTION 6.05.  Proceedings by Trustee...............................................................       35
SECTION 6.06.  Remedies Cumulative and Continuing...................................................       35
SECTION 6.07.  Direction of Proceedings and Waiver of Defaults by Majority of Noteholders...........       35
SECTION 6.08.  Notice of Defaults...................................................................       36
SECTION 6.09.  Undertaking to Pay Costs.............................................................       36

                                             ARTICLE 7

                                            The Trustee

SECTION 7.01.  Duties of Trustee....................................................................       36
SECTION 7.02.  Rights of Trustee....................................................................       37
SECTION 7.03.  Individual Rights of Trustee.........................................................       38
SECTION 7.04.  Trustee's Disclaimer.................................................................       39
SECTION 7.05.  Notice of Defaults...................................................................       39
SECTION 7.06.  Reports by Trustee to Holders........................................................       39
SECTION 7.07.  Compensation and Indemnity...........................................................       39
SECTION 7.08.  Replacement of Trustee...............................................................       40
SECTION 7.09.  Successor Trustee by Merger..........................................................       41

SECTION 7.10.  Eligibility; Disqualification........................................................       41
SECTION 7.11.  Preferential Collection of Claims Against Company....................................       41

                                             ARTICLE 8

                                          The Noteholders

SECTION 8.01.  Action by Noteholders................................................................       41
SECTION 8.02.  Proof of Execution by Noteholders....................................................       42
SECTION 8.03.  Who Are Deemed Absolute Owners.......................................................       42
SECTION 8.04.  Company-owned Notes Disregarded......................................................       42
SECTION 8.05.  Revocation of Consents, Future Holders Bound.........................................       43

                                             ARTICLE 9

                                      Meetings of Noteholders

SECTION 9.01.  Purpose of Meetings..................................................................       43
SECTION 9.02.  Call of Meetings by Trustee..........................................................       43
SECTION 9.03.  Call of Meetings by Company or Noteholders...........................................       44
SECTION 9.04.  Qualifications for Voting............................................................       44
SECTION 9.05.  Regulations..........................................................................       44
SECTION 9.06.  Voting...............................................................................       45
SECTION 9.07.  No Delay of Rights by Meeting........................................................       45

                                             ARTICLE 10

                                 Amendment; Supplemental Indentures

SECTION 10.01.  Supplemental Indentures Without Consent of Noteholders..............................       45
SECTION 10.02.  Supplemental Indenture with Consent of Noteholders..................................       47
SECTION 10.03.  Effect of Supplemental Indenture....................................................       48
SECTION 10.04.  Notation on Notes...................................................................       48

                                             ARTICLE 11

                         Consolidation, Merger, Sale, Conveyance and Lease

SECTION 11.01.  Company May Consolidate on Certain Terms............................................       49
SECTION 11.02.  Successor to Be Substituted.........................................................       49
SECTION 11.03.  Opinion of Counsel to Be Given Trustee..............................................       50


                                             ARTICLE 12

                              Satisfaction and Discharge of Indenture

SECTION 12.01.  Discharge of Indenture..............................................................       50
SECTION 12.02.  Paying Agent to Repay Monies Held...................................................       50
SECTION 12.03.  Return of Unclaimed Monies..........................................................       50

                                             ARTICLE 13

                  Immunity of Incorporators, Stockholders, Officers and Directors

SECTION 13.01.  Indenture and Notes Solely Corporate Obligations....................................       51

                                             ARTICLE 14

                                         Conversion of Notes

SECTION 14.01.  Right to Convert....................................................................       51
SECTION 14.02.  Exercise of Conversion Privilege; Issuance of Common Stock on Conversion;
                 No Adjustment for Interest or Dividends; Settlement of Cash or Common
                 Stock upon Conversion..............................................................       55
SECTION 14.03.  Cash Payments in Lieu of Fractional Shares..........................................       58
SECTION 14.04.  Conversion Rate.....................................................................       59
SECTION 14.05.  Adjustment of Conversion Rate.......................................................       59
SECTION 14.06.  Effect of Reclassification, Consolidation, Merger or Sale...........................       65
SECTION 14.07.  Taxes on Shares Issued..............................................................       66
SECTION 14.08.  Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental
                 Requirements; Listing of Common Stock..............................................       66
SECTION 14.09.  Responsibility of Trustee...........................................................       67
SECTION 14.10.  Notice to Holders Prior to Certain Actions..........................................       68
SECTION 14.11.  Shareholder Rights Plan.............................................................       68
SECTION 14.12.  Exchange in Lieu of Conversion......................................................       69

                                             ARTICLE 15

                                         Make Whole Premium

SECTION 15.01.  Make Whole Premium..................................................................       69
SECTION 15.02.  Adjustments Relating to Make Whole Premium..........................................       72

                                             ARTICLE 16

                                      Miscellaneous Provisions

SECTION 16.01.  Provisions Binding on Successors....................................................       73

SECTION 16.02.  Official Acts by Successor Corporation..............................................       73
SECTION 16.03.  Addresses for Notices, Etc..........................................................       73
SECTION 16.04.  Governing Law.......................................................................       73
SECTION 16.05.  Evidence of Compliance with Conditions Precedent, Certificates to Trustee...........       73
SECTION 16.06.  Legal Holidays......................................................................       74
SECTION 16.07.  Company Responsible for Making Calculations.........................................       74
SECTION 16.08.  Trust Indenture Act.................................................................       74
SECTION 16.09.  No Security Interest Created........................................................       74
SECTION 16.10.  Benefits of Indenture...............................................................       75
SECTION 16.11.  Table of Contents, Headings, Etc....................................................       75
SECTION 16.12.  Authenticating Agent................................................................       75
SECTION 16.13.  Execution in Counterparts...........................................................       76
SECTION 16.14.  Severability........................................................................       76

Appendix A Provisions Relating to Notes.............................................................      A-1
Exhibit A  Form of Note.............................................................................      E-1
Schedule I Schedule of Increases or Decreases in Global Security....................................      S-1
Exhibit B  Form of Transferee Letter of Representation..............................................      B-1

                                    INDENTURE

            INDENTURE dated as of July 2, 2004, among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (hereinafter called the "COMPANY"), having its principal office at 1144 East Market Street, Akron, Ohio 44316-0001 and WELLS FARGO BANK, N.A., a national banking association (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

            WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 4.00% Convertible Notes (hereinafter called the "NOTES"), in an aggregate principal amount initially limited to $350,000,000, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

            WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of designated event repurchase election, a form of Company repurchase election and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for.

            WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized. In addition, all things necessary to duly authorize the issuance of the Common Stock of the Company initially issuable upon the conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock initially issuable upon such conversion, have been done.

                     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

            SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this
Article include the plural as well as the singular.

            "ADDITIONAL PREMIUM" has the meaning specified in Section 15.01(b).

            "ADDITIONAL SECURITIES" means Notes issued from time to time after the Original Issuance Date under the terms of this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.03, 14.02 or Appendix A).

            "ADJUSTMENT EVENT" has the meaning specified in Section 14.05(l).

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            "BANKRUPTCY LAW" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to the bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

            "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

            "BUSINESS DAY" means any day, other than a Saturday, Sunday, or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

            "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "CASH" has the meaning specified in Section 3.06(a).

            "CASH AMOUNT" has the meaning specified in Section 14.02(h)(iii).

            "CASH SETTLEMENT AVERAGING PERIOD" has the meaning specified in
Section 14.02(h)(i)(B).

            "CASH SETTLEMENT NOTICE PERIOD" has the meaning specified in Section 14.02(g)(i).

            "CHANGE OF CONTROL" means the occurrence of either of the following:

            (a) any "person" or "group" (within the meaning of Section 13(d) of the Exchange Act), other than the Company, its Subsidiaries or any of the employee benefit plans of the Company or its Subsidiaries, files a Schedule TO,
Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of the Common Stock representing more than 50% of the Voting Stock of the Company; or

            (b) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one of more of its Subsidiaries; provided, however, that a transaction where the holders of the Common Stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate Voting Stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Change of Control.

            "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 14.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "COMPANY" means the corporation named as the "Company" in the first paragraph of this Indenture, and, subject to the provisions of Article 11 and
Section 14.06, shall include its successors and assigns.

            "COMPANY NOTICE DATE" has the meaning specified in Section 3.05(b).

            "COMPANY REPURCHASE DATE" has the meaning specified in Section 3.05(a).

            "COMPANY REPURCHASE ELECTION" has the meaning specified in Section 3.05(c)(i).

            "COMPANY REPURCHASE NOTICE" has the meaning specified in Section 3.05(b).

            "COMPANY REPURCHASE PRICE" has the meaning specified in Section 3.05(a).

            "CONVERSION AGENT" means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

            "CONVERSION DATE" has the meaning specified in Section 14.02(c).

            "CONVERSION OBLIGATION" has the meaning specified in Section 14.02(g)(i).

            "CONVERSION PRICE" as of any day means $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be approximately $12.04 per share of Common Stock.

            "CONVERSION RATE" has the meaning specified in Section 14.04.

            "CONVERSION RETRACTION PERIOD" has the meaning specified in Section 14.02(g)(i).

            "CORPORATE TRUST OFFICE" or other similar term means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Sixth & Marquette, N9303-120, Minneapolis, MN 55479, Attention: Corporate Trust Administration, telecopier no: (612) 667-9825.

            "CUSTODIAN" means Wells Fargo Bank, N.A., a national banking association, as custodian with respect to the Notes in global form, or any successor entity thereto.

            "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

            "DEFAULTED INTEREST" means any interest on any Notes which is payable, but is not punctually paid or duly provided for, on any June 15 or December 15.

            "DEFINITIVE NOTE" has the meaning specified in Appendix A.

            "DEPOSITARY" has the meaning specified in Appendix A.

            "DESIGNATED EVENT" means the occurrence of a Fundamental Change or a Termination of Trading; provided that a Fundamental Change occurring on or prior to June 15, 2011, will not be a Designated Event unless the transaction or event resulting in such Fundamental Change also constitutes a Change of Control.

            "DESIGNATED EVENT NOTICE DATE" has the meaning specified in Section 3.04(b).

            "DESIGNATED EVENT REPURCHASE DATE" has the meaning specified in
Section 3.04(a).

            "DESIGNATED EVENT REPURCHASE ELECTION" has the meaning specified in
Section 3.04(c)(i).

            "DESIGNATED EVENT REPURCHASE NOTICE" has the meaning specified in
Section 3.04(b).

            "DESIGNATED EVENT REPURCHASE PRICE" has the meaning provided in
Section 3.04(a).

            "DETERMINATION DATE" has the meaning specified in Section 14.05(l).

            "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "EXCHANGE PARTY" has the meaning specified in Section 14.12.

            "EX-DIVIDEND DATE" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

            "EXPIRATION TIME" has the meaning specified in Section 14.05(e).

            "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Unless otherwise indicated, Fair Market Value shall be determined in good faith by the Board of Directors.

            "FINAL NOTICE DATE" has the meaning specified in Section 14.02(g).

            "FORM OF CONVERSION NOTICE" has the meaning specified in Section 14.02(a).

            "FUNDAMENTAL CHANGE" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of our Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration that is not at least 90% (excluding cash payments for fractional shares) common shares, common stock or American depositary shares that are (i) listed on, or immediately after the transaction or event will be listed on, the New York Stock Exchange or a United States national securities exchange; or (ii) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

            "FUNDAMENTAL CHANGE NOTICE" has the meaning specified in Section 14.01(d).

            "FUNDAMENTAL CHANGE NOTICE DATE" means the date at least ten (10) Trading Days prior to the anticipated effective date of a Fundamental Change.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Original Issuance Date, including those set forth in:

        (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

        (b) statements and pronouncements of the Financial Accounting Standards Board,

        (c) such other statements by such other entities as approved by a significant segment of the accounting profession, and

        (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

            All computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

            "GLOBAL NOTE" means a Note in global form registered in the name of the Depositary or the nominee of the Depositary.

            "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

            "INITIAL PURCHASERS" means Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

            "INTEREST" means, when used with respect to the Notes, any interest payable under the terms of the Notes and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

            "INTEREST PAYMENT DATE" means June 15 and December 15 of each year, commencing December 15, 2004.

            "LAST REPORTED SALE PRICE" of the Common Stock on any day means the closing sale price per share (or, if no closing sale price is reported, the average of the last reported bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such day as reported in composite transactions for the principal United

States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "LAST REPORTED SALE PRICE" shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the "LAST REPORTED SALE PRICE" shall be determined by the Company on a basis it considers appropriate.

            "LIQUIDATED DAMAGES" has the meaning specified in Section 3(a) of the Registration Rights Agreement.

            "LIQUIDATED DAMAGES NOTICE" has the meaning specified in Section 4.07(a).

            "MAKE WHOLE PREMIUM" has the meaning specified in Section 15.01(b).

            "NON-ELECTING SHARE" has the meaning specified in Section 14.06.

            "NOTE" or "NOTES" means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

            "NOTEHOLDER" or "HOLDER" as applied to any Note, or other similar terms (but excluding the term "BENEFICIAL HOLDER"), means any Person in whose name a particular Note is registered at the time on the Note Registrar's books.

            "NOTE REGISTER" has the meaning specified in Section 2.04.

            "NOTE REGISTRAR" has the meaning specified in Section 2.04.

            "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or the Secretary or an Assistant Secretary of the Company.

            "OFFICER'S CERTIFICATE", when used with respect to the Company, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President"), the Treasurer or the Secretary of the Company.

            "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

            "ORIGINAL ISSUANCE DATE" means the date on which Notes are first authenticated and delivered under this Indenture.

            "OUTSTANDING", when used with reference to Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 12;

            (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of
Section 2.08; and

            (d) Notes converted into Common Stock pursuant to Article 14 and Notes deemed not outstanding pursuant to Article 3.

            "PAYING AGENT" has the meaning specified in Section 2.04.

            "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PREFERRED STOCK," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "PRINCIPAL VALUE CONVERSION" has the meaning specified in Section 14.01(a).

            "PROTECTED PURCHASER" has the meaning specified in Section 2.08.

            "PURCHASE AGREEMENT" has the meaning specified in Appendix A.

            "REDEMPTION DATE" has the meaning specified in Section 3.02(a).

            "REDEMPTION NOTICE" has the meaning specified in Section 3.02(a).

            "REDEMPTION PRICE" has the meaning specified in Section 3.01.

            "REGISTRATION RIGHTS AGREEMENT" means (i) with respect to the Securities issued on the Original Issuance Date, the Registration Rights Agreement, dated as of July 2, 2004, among the Company and the Initial Purchasers, as amended from time to time in accordance with its terms, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "REGULAR RECORD DATE" means, with respect to each Interest Payment Date, the close of business on June 1 or December 1 preceding such Interest Payment Date (whether or not a Business Day).

            "REPURCHASE DATE" means the Designated Event Repurchase Date or the Company Repurchase Date, as the context requires.

            "REPURCHASE ELECTION" means the Designated Event Repurchase Election or the Company Repurchase Election, as the context requires.

            "REPURCHASE NOTICE" means the Designated Event Repurchase Notice or the Company Repurchase Notice, as the context requires.

            "REPURCHASE PRICE" means the Designated Event Repurchase Price or the Company Repurchase Price, as the context requires.

            "RESTRICTED SECURITIES" refers to every Note or share of Common Stock that bears or is required under Section 2.07 to bear the legend set forth in Appendix A.

            "RULE 144A" means Rule 144A as promulgated under the Securities Act.

            "SECURITIES" means the Notes.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SECURITIES CUSTODIAN" has the meaning specified in Appendix A.

            "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

            "SPIN-OFF" has the meaning specified in Section 14.05(c)

            "STATED MATURITY" means June 15, 2034.

            "STOCK PRICE" has the meaning specified in Section 15.01(b).

            "STOCK PRICE CAP" has the meaning specified in Section 15.01(b).

            "STOCK PRICE THRESHOLD" has the meaning specified in Section
15.01(b).

            "STOCK RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

               (1) such Person;

               (2) such Person and one or more Subsidiaries of such Person; or

               (3) one or more Subsidiaries of such Person.

            "TERMINATION OF TRADING" means the occurrence of an event in which the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq National Market or another established automated over-the-counter trading market in the United States, and no American depositary shares or similar instruments for such Common Stock or other common stock, as applicable, are so listed or approved for listing in the United States.

            "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the applicable security is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the applicable security is then traded (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

            "TRADING PRICE" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee (or another Conversion Agent) for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, which may include one or more of the Initial Purchasers, provided that if at least three such bids cannot be reasonably obtained by the Trustee (or another Conversion Agent), then the average of the two bids shall be used, and if only bid can be reasonably obtained by the Trustee (or another Conversion Agent), such one bid shall be used. If the Trustee (or another Conversion Agent) cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from an independent nationally recognized securities dealer on any date, or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes on such date, then the Trading Price of the Notes on such date will be deemed to be less than 98% of (a) the Last Reported Sale Price of the Common Stock on such date multiplied by (b) the Conversion Rate of the Notes on the date of determination.

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 10.03 and 14.06;

provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "TRUST INDENTURE ACT" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

            "TRUST OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

            "TRUSTEE" means Wells Fargo Bank, N.A., a national banking association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

            "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "WHOLLY OWNED SUBSIDIARY" means a Subsidiary of the Company all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                                    ARTICLE 2
        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

            SECTION 2.01. Amount of Notes; Additional Securities. (a) The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture shall initially be limited to $350,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.03, 14.02 or Appendix A).

            (b) So long as no Event of Default, and no event which, after notice or lapse or time or both, would become an Event of Default, shall have occurred and be continuing, the Company shall be entitled to issue Additional Securities under this Indenture which shall have the same terms and conditions as the Securities issued on the Original Issuance Date, other than with respect to any differences in the date of issuance, the issue price and the interest accrued prior to the issue date of the Additional Securities. The Securities issued on the Original Issuance Date and any Additional Securities shall have the same CUSIP numbers and shall be treated as a single class for all purposes under this Indenture, including with respect to waivers, amendments, redemptions and offers to purchase.

            With respect to any Additional Securities, the Company shall set forth in a Board Resolution and an Officer's Certificate, a copy of each which shall be delivered to the Trustee, the following information:

            (i) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

            (ii) the issue price, the issue date and the CUSIP numbers of such Additional Securities; provided, however, that no Additional Securities may be issued unless such Additional Securities are fungible in all respects for U.S. Federal income tax purposes with the Securities then outstanding; and

            (iii) that the Company has complied with this Section 2.01(b).

            SECTION 2.02. Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

            SECTION 2.03. Execution and Authentication. One Officer shall sign the Notes for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery Notes as set forth in Appendix A.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

            SECTION 2.04. Registrar and Paying Agent. (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "NOTE REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Note Registrar shall keep a register of the Notes and of their transfer and exchange (the "NOTE REGISTER"). The Company may have one or more co-Note Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Note Registrar" includes any co-Note Registrars. The

Company initially appoints the Trustee as (i) Note Registrar and Paying Agent in connection with the Notes and (ii) the Securities Custodian with respect to the Global Notes.

            (b) The Company shall enter into an agency agreement with any Note Registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Note Registrar, the Trustee shall act as such and shall be entitled to compensation therefore pursuant to Section 7.07. The Company may change the Note Registrar without prior notice to the holders of the Notes. The Company or any of its domestically organized Wholly Owned Subsidiaries may act as Note Registrar.

            (c) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument which shall incorporate the terms of the Trust Indenture Act, which shall implement the provisions of this Indenture that relate to such agent and in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.04:

            (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

            (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

            (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

            The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to compensation therefor pursuant to Section
7.07. The Company may change the Paying Agent without prior notice to the holders of the Notes. The Company or any of its Wholly Owned Subsidiaries may act as Paying Agent.

            (d) The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

            (e) The Company may remove any Note Registrar or Paying Agent upon written notice to such Note Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Note Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Note Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Note Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

            SECTION 2.05. Paying Agent to Hold Money in Trust. (a) Prior to or on each due date of the principal of and interest on any Note, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal and interest when so becoming due; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent (i) shall hold in trust for the benefit of holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and (ii) shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

            (b) Anything in this Section 2.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 2.05, such sums to be held by the Trustee under the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

            (c) Anything in this Section 2.05 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 2.05 is subject to Sections 12.02 and 12.03.

            SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Note Registrar, the Company shall furnish, or cause the Note Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

            SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Note Registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if its requirements therefore are met. When Notes are presented to the Note Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

            Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent and the Note Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Company, the Trustee, the Paying Agent, or the Note Registrar shall be affected by notice to the contrary.

            Any holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

            All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Note Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) notifies the Company or the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "PROTECTED PURCHASER") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge the holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

            Every replacement Note is an additional obligation of the Company.

            The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

            SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 8.04, a

Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the holder.

            SECTION 2.11. Cancelation. The Company at any time may deliver Notes to the Trustee for cancelation. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Company pursuant to written direction by an Officer. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

            SECTION 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the Defaulted Interest (plus interest payable on such Defaulted Interest to the extent lawful) in any lawful manner. The Company may pay the Defaulted Interest to the Persons who are holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid.

            SECTION 2.13. CUSIP and ISIN Numbers. The Company in issuing the Notes may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                       REDEMPTION AND REPURCHASE OF NOTES

            SECTION 3.01. Company's Right to Redeem. Prior to June 20, 2008, the Notes will not be redeemable at the Company's option. At any time on or after June 20, 2008 and prior to Stated Maturity, the Company, at its option, may redeem the Notes in accordance with the provisions of Sections 3.02 and 3.03 on the Redemption Date for cash, in whole or in part, at the redemption price applicable to the period set forth below during which such Redemption Date occurs (the "REDEMPTION PRICE"), expressed as a percentage of the principal amount of the Notes to be redeemed, together in each case with accrued and unpaid interest on the Notes redeemed to (but excluding) the Redemption Date, subject to the rights of holders of the Notes on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date:

                    Period                                     Redemption Price
                    ------                                     ----------------
Beginning June 20, 2008 and ending on June 14, 2009                101.714%
Beginning June 15, 2009 and ending on June 14, 2010                101.143%
Beginning June 15, 2010 and ending on June 14, 2011                100.571%
Beginning June 15, 2011 and thereafter                             100.000%

            SECTION 3.02. Notice of Optional Redemption; Selection of Notes. (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the "REDEMPTION DATE") and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a "REDEMPTION NOTICE") not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

            (b) Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof (in the case of a redemption pursuant to Section 3.01) into Common Stock will expire (which date shall not be later than the close of business on the second Business Day prior to the Redemption Date). In case any Note is to be redeemed in part only pursuant to Section 3.01, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

            (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.05) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof in the case of a redemption pursuant to Section 3.01) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date. If any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officer's Certificate not fewer than thirty-five (35) days (or such shorter period of time as may be reasonably acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

            (d) If less than all of the outstanding Notes are to be redeemed (pursuant to Section 3.01), the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.

            Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

            SECTION 3.03. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price), such Notes shall cease to be convertible into Common Stock and to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

            Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

            Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notice during the continuance of a default in payment of interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, compounded semiannually, and such Note shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

            SECTION 3.04. Repurchase of Notes by the Company at Option of Holders upon a Designated Event. (a) If a Designated Event shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date specified in the Designated Event Repurchase Notice (the "DESIGNATED EVENT REPURCHASE DATE"), which date shall be no more than thirty-five (35) days after the Designated Event Notice Date (as defined in paragraph (b) below), subject to extension to comply with applicable law. The Company shall repurchase such Notes at a price (the "DESIGNATED EVENT REPURCHASE PRICE") equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but excluding the Designated Event Repurchase Date plus, in the case of a Fundamental Change that constitutes a Change of Control, the Make Whole Premium (if any); provided that if such Designated Event Repurchase Date falls on an Interest Payment

Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.

            The Company's obligation to repurchase all or a portion of a holder's Notes under this Section 3.04 shall be satisfied if a third party makes the offer to repurchase the Notes at the Designated Event Repurchase Price in the manner and at the times and otherwise in compliance in all material respects with the requirements set out in this Section 3.04, such third party purchases all Notes properly tendered and not withdrawn and such third party complies with the obligations of the Company in connection herewith.

            (b) On or before the fifth (5th) Trading Day after the occurrence of a Designated Event, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three (3) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed (the date of such mailing, "DESIGNATED EVENT NOTICE DATE"), by first class mail, a notice (the "DESIGNATED EVENT REPURCHASE NOTICE") to each holder of record of Notes on such date at its last address as the same appears on the Note Register of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof to each holder of Notes at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Designated Event to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Designated Event Repurchase Notice shall state:

            (i) the Designated Event Repurchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Notes on the Designated Event Repurchase Date;

            (ii) the events causing the Designated Event and the date of the Designated Event;

            (iii) the Designated Event Repurchase Date;

            (iv) the last date on which a holder may exercise the repurchase right;

            (v) the name and address of the Paying Agent and the Conversion
      Agent;

            (vi) that Notes as to which a Designated Event Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 14.01;

            (vii) that the holder shall have the right to withdraw any repurchase election (in whole or part) and any Notes surrendered prior to the close of business on the

      Business Day immediately preceding the Designated Event Repurchase Date (or any such later time as may be required by applicable law);

            (viii) that Notes must be surrendered to the Paying Agent for cancelation to collect payment;

            (ix) a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

            (x) the CUSIP number or numbers of the Notes (if then generally in use); and

            (xi) the Conversion Price and any adjustments thereto (including the Make Whole Premium, if any) and briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

            In connection with providing the Designated Event Repurchase Notice, the Company shall publish a notice containing the information contained in such Designated Event Repurchase Notice in a newspaper of general circulation in The City of New York or publish the information on the Company's website or through such other public medium as the Company may use at that time.

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this
Section 3.04.

            (c) Notes shall be repurchased pursuant to this Section 3.04 at the option of the holder upon:

            (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a "DESIGNATED EVENT REPURCHASE ELECTION") in the form set forth on the reverse of the Note at any time prior to the close of business on the third Business Day immediately preceding the Designated Event Repurchase Date (subject to extension by applicable law) stating:

                  (a) if certificated, the certificate numbers of the Notes
            which the holder shall deliver to be repurchased;

                  (b) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                  (c) that such Notes shall be repurchased as of the Designated
            Event Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

            (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Designated Event Repurchase Election (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Designated Event Repurchase Price therefor; provided that such Designated Event Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Designated Event Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            SECTION 3.05. Repurchase of Notes by the Company at Option of Holders on Specified Dates. (a) On each of June 15, 2011, June 15, 2014, June 15, 2019, June 15, 2024 and June 15, 2029 (each, a "COMPANY REPURCHASE DATE"), each holder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Notes, or any portion thereof that is a multiple of $1,000 principal amount. The Company shall repurchase such Notes at a price (the "COMPANY REPURCHASE PRICE") equal to 100% of the principal amount thereof plus any accrued and unpaid interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.

            (b) On or before the twentieth (20th) Business Day prior to each Company Repurchase Date (the "COMPANY NOTICE DATE"), the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three (3) Business Days prior to the date the Trustee is requested to give notice as described below), unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, a notice (the "COMPANY REPURCHASE NOTICE") to each holder of record of Notes on such date at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice to the Trustee and the Paying Agent at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state:

            (i) the Company Repurchase Price, excluding accrued and unpaid interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest that will be payable with respect to the Notes on the Company Repurchase Date;

            (ii) the Company Repurchase Date;

            (iii) the last date on which a holder may exercise the repurchase right;

            (iv) the name and address of the Paying Agent and the Conversion Agent;

            (v) that Notes as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 14.01;

            (vi) that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

            (vii) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

            (viii) that the Company Repurchase Price for any Note as to which a Company Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Company Repurchase Date and the time of surrender of such Note as described in clause (v) above;

            (ix) a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

            (x) the CUSIP number or numbers of the Notes (if then generally in use); and

            (xi) briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

            On or prior to the Company Notice Date, the Company shall publish a notice containing substantially the same information that is required in the Company Repurchase Notice in a newspaper of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this
Section 3.05.

            (c) Notes shall be repurchased pursuant to this Section 3.05 at the option of the holder upon:

            (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a "COMPANY REPURCHASE ELECTION") in the form set forth on the reverse of the Note at any time from the opening of business on the twentieth (20th) Business Day preceding the Company Repurchase Date until the close of business on the third Business Day immediately preceding the Company Repurchase Date stating:

                  (1) if certificated, the certificate numbers of the Notes
            which the holder shall deliver to be repurchased;

                  (2) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                  (3) that such Notes shall be repurchased as of the Company
            Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

            (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefore; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

            SECTION 3.06. Company's Manner of Payment of Repurchase Price. (a) The Notes to be repurchased by the Company on any Repurchase Date pursuant to
Section 3.04 or Section 3.05, must be paid for in U.S. legal tender ("cash").

            (b) At least three (3) Business Days before the date of any Repurchase Notice, the Company shall deliver an Officer's Certificate to the Trustee specifying:

            (i) the information required to be included in the Repurchase Notice; and

            (ii) whether the Company desires the Trustee to give the Repurchase Notice required.

            SECTION 3.07. Conditions and Procedures for Repurchase at Option of Holders. (a) The Company shall repurchase from the holder thereof, pursuant to
Section 3.04 or Section 3.05, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note. Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented that is not repurchased.

            (b) On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in
Section 2.05) an amount of cash sufficient to repurchase on the Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

            If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Repurchase Date, on the Business Day following the Repurchase Date, (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Notes.

            (c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the Note in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business
Days) following the later of (x) the Repurchase Date with respect to such Note (provided that the holder has satisfied the conditions in Section 3.04(c) or Section 3.05, applicable) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.04(c) or Section 3.05(c), as applicable. Notes in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to Article 14 hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.

            (d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Repurchase Election shall have the right to withdraw such election at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

            (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

            (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

            (iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

            The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

            (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Designated Event or on any Company Repurchase Date. If then required by applicable law, the Company will file a Schedule TO or any other schedule required in connection with such repurchase.

            (f) There shall be no repurchase of any Notes pursuant to Section
3.04 or Section 3.05 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective holders thereof any Notes (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

            (g) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in
Section 12.03, for the payment of the Repurchase Price; provided that, to the extent that the aggregate amount of cash deposited by the Company pursuant to
Section 3.07(b) exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company.

            (h) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 14.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Designated Event, including, without limitation, the applicable provisions of this Article 3 and the definitions of Common Stock, Designated Event and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

                                    ARTICLE 4
                            COVENANTS OF THE COMPANY

            SECTION 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and any premium and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Principal of (including any Redemption Price or Repurchase Price) and the premium (if any) and interest on each Note shall be considered paid on the date due if the Paying Agent, if other than the Company or a Wholly Owned Subsidiary, holds as of 10:00 a.m., New York City time, on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all such principal and interest. The Company shall pay interest on overdue principal at the rate specified in the Notes, and shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

            SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee in the Borough of Manhattan, The City of New York, which office shall be located at the office of The Depository Trust Company.

            The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

            So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.08(a) and in
Section 7.08(c). If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

            SECTION 4.03. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to the Noteholders.

            SECTION 4.04. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

            SECTION 4.05. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.06. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (which fiscal year of the Company is presently the 12 calendar months ending December 31), a certificate signed by either the principal executive officer, principal financial officer, principal accounting officer or treasurer of the Company, stating whether or not, to the best knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

            The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officer's Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

            Any notice required to be given under this Section 4.06 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.

            SECTION 4.07. Liquidated Damages Notice. (a) In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                                    ARTICLE 5
                             REPORTS BY THE COMPANY

            SECTION 5.01. Reports by the Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

                                    ARTICLE 6
         REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

            SECTION 6.01. Events of Default. In case one or more of the following events (each, an "EVENT OF DEFAULT") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

            (b) default in the payment of the principal of, or premium (if any) on, any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, in each case pursuant to Article 3, by acceleration or otherwise; or

            (c) default in the Company's obligation to convert the Notes upon the exercise of a holder's rights pursuant to Article 14 and that default continues for 10 days or more; or

            (d) failure to provide notice of the right to require the Company to repurchase the Notes following the occurrence of a Designated Event within the time required by Section 3.04 to give such notice; or

            (e) failure on the part of the Company to comply with or observe in any material respect any other covenant or agreement on the part of the Company in the Notes or in this Indenture (other than a covenant, warrant or agreement a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Trust Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04; or

            (f) failure by the Company or any Significant Subsidiary to pay any indebtedness (other than indebtedness owing to the Company or a Significant Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent; or

            (g) the rendering of any final nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50.0 million or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) against the Company or a Significant Subsidiary if such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment; or

            (h) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of the property of the Company or any of its Significant Subsidiaries, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or any of its Significant Subsidiaries, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

            (i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company or any of its Significant Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries, or any substantial part of the property of the Company, and such involuntary case or other proceeding remains undismissed or unstayed and in effect for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or 6.01(i)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 6.01(h) or 6.01(i) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes and the interest accrued thereon shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes plus 1%, to the date of such payment or deposit) and amounts due to the Trustee pursuant to
Section 7.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with
Section 8.04, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Trust Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

            An Event of Default under Section 6.01(f) or Section 6.01(g) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder notify the Company and the Trustee of the Event of Default and the Company does not cure such default within the time specified in Section 6.01(f) or Section 6.01(g) after receipt of such notice.

            In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

            SECTION 6.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty
(30) days, or (b) in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07. Until such demand by the Trustee, the Company may pay the principal of and interest, on the Notes to the registered holders, whether or not the Notes are overdue.

            In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

            In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

            In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

            SECTION 6.03. Application of Monies Collected by Trustee. Any monies and property collected by the Trustee pursuant to this Article 6 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies and property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
      Section 7.07;

                  SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

                  THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal, interest with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal, interest without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

                  FOURTH: To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction shall direct in writing.

            SECTION 6.04. Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04 shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity satisfactory to the Trustee as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of reasonable indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3 and any Make Whole Premium pursuant to Article 15) and accrued interest on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

            Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

            SECTION 6.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

            SECTION 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.08, all powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

            SECTION 6.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may, on behalf of the holders of all of the Notes, waive any existing or past default or Event of Default hereunder and its consequences, except (i) a default in the payment of interest or premium (if any) on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of the Redemption Price pursuant to
Section 3.03, (iv) a default in the payment of the Designated Event Repurchase Price pursuant to Section 3.04 or Company Repurchase Price pursuant to Section
3.05 or (v) a default in respect of a covenant or provisions hereof which under
Article 10 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 6.08. Notice of Defaults. The Trustee shall, within the earlier of ninety (90) days after a Default occurs or thirty (30) days after a Trust Officer of the Trustee has knowledge of the occurrence of a Default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all Defaults known to a Trust Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

            SECTION 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

                                    ARTICLE 7
                                   THE TRUSTEE

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture

      (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07; and

            (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (j) The Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any Person authorized to sign an Officer's Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any

Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Note (including required payments, if any, pursuant to the redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of directors and/or Trust Officers of the Trustee in good faith determine that withholding the notice is in the interests of holders.

            SECTION 7.06. Reports by Trustee to Holders. Within 30 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each holder a brief report dated as of such May 15 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

            A copy of each report at the time of its mailing to holders shall be filed with the SEC, each automated quotation system and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange or automated quotation system and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services as the Company and the Trustee shall, from time to time, agree in writing. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee or any predecessor Trustee and their agents against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

            To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of or interest on particular Notes.

            The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or (i) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Company. The holders of a majority in principal amount of the Notes then outstanding hereunder determined in accordance with
Section 8.04 may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (i) the Trustee fails to comply with Section 7.10;

            (ii) the Trustee is adjudged bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Trustee or its property; or

            (iv) the Trustee otherwise becomes incapable of acting.

            (b) If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04 and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee so that there shall at all times be a Trustee hereunder.

            (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            (d) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, or the holders of 10% in principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04 may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

                                    ARTICLE 8
                                 THE NOTEHOLDERS

            SECTION 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen
(15) days prior to the date of commencement of solicitation of such action.

            SECTION 8.02. Proof of Execution by Noteholders. Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

            The record of any Noteholders' meeting shall be proved in the manner provided in Section 9.06.

            SECTION 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium (if any) and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

            SECTION 8.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall fully protect the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes listed therein are outstanding for the purpose of any such determination.

            SECTION 8.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                    ARTICLE 9
                             MEETINGS OF NOTEHOLDERS

            SECTION 9.01. Purpose of Meetings.

            A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

            (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;

            (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

            (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

            (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

            SECTION 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

            Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

            SECTION 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 8.04, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

            SECTION 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

            SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 9.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

            Subject to the provisions of Section 8.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

            SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in
Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

            SECTION 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 10
                       AMENDMENT; SUPPLEMENTAL INDENTURES

            SECTION 10.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

            (a) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 14.06 or the repurchase obligations of the Company pursuant to the requirements of
      Section 3.07(h);

            (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

            (c) to add a guarantor with respect to the Notes;

            (d) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 11;

            (e) to surrender any of the Company's rights or powers under the Indenture;

            (f) to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

            (g) to make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement, so long as any such change or modification shall not adversely affect the interests of the holders of the Notes;

            (h) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture;

            (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Indenture and the Notes;

            (j) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture or any supplemental indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;

            (k) to modify the restrictions on, and procedures for, resale and other transfers of the Notes or shares of Common Stock issuable upon conversion of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

            (l) to provide for the issuance of Additional Securities;

            (m) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

            (n) make other changes to the Indenture or forms or terms of the Notes, provided that no such change individually or in the aggregate with all other such changes has or will have an adverse effect on the rights of the Noteholders.

            Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by the Company's Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            Any supplemental indenture authorized by the provisions of this
Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

            SECTION 10.02. Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding hereunder determined in accordance with Section 8.04, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the Stated Maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable on redemption or repurchase thereof, or change the time at which any Note may be redeemed or repurchased, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Notes, or affect the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes, or affect the obligation of the Company to repurchase any Note upon a Designated Event in a manner adverse to the holders of Notes, or affect the obligation of the Company to repurchase any Note on a Company Repurchase Date in a manner adverse to the holders of Notes, or impair the right to convert the Notes into shares of Common Stock subject to the terms set forth herein, including Section 14.06, or reduce the number of shares of Common Stock or other property receivable upon conversion, in each case, without the consent of the holder of each Note so affected, or modify any of the provisions of this Section 10.02 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02, or reduce the quorum or voting requirements set forth in Article 9 or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

            Upon (a) the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, (b) receipt by the Trustee of the documents described in Section 7.02 and (c) the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            SECTION 10.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect, provided that this Section
10.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of Article 10, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

            SECTION 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.12) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

                                   ARTICLE 11
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

            SECTION 11.01. Company May Consolidate on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease all or substantially all of the property and assets of the Company to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of, Make Whole Premium (if any) and interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in
Section 14.06 and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

            SECTION 11.02. Successor to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, Make Whole Premium (if any) and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as described in
Section 11.01, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of The Goodyear Tire & Rubber Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the "COMPANY" in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

            In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

            SECTION 11.03. Opinion of Counsel to Be Given Trustee. The Trustee shall receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11.

                                   ARTICLE 12
                     SATISFACTION AND DISCHARGE OF INDENTURE

            SECTION 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee, in trust, cash or, if expressly permitted by the terms of the Notes or the Indenture, Common Stock sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of, premium (if any) and interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, powers, duties, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel as required by
Section 16.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

            SECTION 12.02. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

            SECTION 12.03. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                                   ARTICLE 13
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

            SECTION 13.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note or any other amount due with respect thereto, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

                                   ARTICLE 14
                               CONVERSION OF NOTES

            SECTION 14.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, prior to the close of business on the date of Stated Maturity, the holder of any Note shall have the right, at such holder's option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 14.01 and in the manner provided in
Section 14.02. Upon conversion, the Company may choose to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock. The Notes shall be convertible only during the following periods upon the occurrence of one of the following events:

            (i) (A) on any Business Day in any fiscal quarter commencing prior to Stated Maturity (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on the eleventh Trading Day of such fiscal quarter is greater than 120% of the Conversion Price in effect on such eleventh Trading Day and (B) on any Business Day after June 15, 2029 through the close of business on the Business Day prior to Stated Maturity if the Last Reported Sale Price of the Common Stock on any Trading Day after June 15, 2029 is greater than 120% of the applicable Conversion Price;

            (ii) in the event that the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; provided that only those Notes that are called for redemption may be converted following such an event;

            (iii) as provided in Section (b) of this Section 14.01;

            (iv) during the five (5) consecutive Business Day period immediately after any five (5) consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Notes for each day of such five
      (5) day measurement period was less than 98% of the product of the Last Reported Sale Price of the Common Stock on the applicable date and the applicable Conversion Rate; or

            (v) during the period from the opening of business on the Fundamental Change Notice Date to the close of business on the date that is ten (10) Trading Days from and including the Fundamental Change Notice Date, or, if later, the related Designated Event Purchase Date, if any, for such Fundamental Change; unless, prior to that time, the Company has publicly announced that the Fundamental Change giving rise to the conversion right will not take place.

            Notwithstanding the foregoing, if, on the date of any conversion pursuant to Section 14.01(a)(iv) on or after June 15, 2029, the Last Reported Sale Price of the Common Stock on the Trading Day prior to the date of conversion is greater than 100% but less than 120% of the Conversion Price, the holders of Notes surrendered for conversion shall receive, in lieu of Common Stock (or cash or a combination of cash and Common Stock) based on the applicable Conversion Rate, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the Notes being converted plus accrued and unpaid interest thereon, as of the Conversion Date ("PRINCIPAL VALUE CONVERSION"). Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the Conversion Price on the Conversion Date and the average of the Last Reported Sale Price of the Common Stock for a five (5) Trading Day period starting the third Trading Day following the conversion date of such Notes. If a holder of Notes surrenders their Notes for a Principal Value Conversion, the Company shall notify such holder by the second Trading Day following the Conversion Date that it is a Principal Value Conversion and whether the Company will pay such holder all or a portion of the principal amount plus accrued and unpaid interest in cash, Common Stock or a combination of cash and Common Stock, and in what percentage. The Company shall pay such holder any portion of the principal amount plus accrued and unpaid interest to be paid in cash and deliver Common Stock with respect to any portion of the principal amount plus accrued and unpaid interest and to be paid in Common Stock, no later than the third Business Day following the determination of the average Last Reported Sale Price of the Common Stock.

            The Company or its designated agent shall determine on a daily basis during the time period specified in Section 14.01(a)(i) whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof. Whenever the Notes shall become convertible pursuant to this Section 14.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 16.03, and in the case of a Fundamental Change, on the Fundamental Change Notice Date, and the Company shall also publicly announce such information by publication on the Company's web site or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

            The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under Section 14.01(a)(iv) unless the Company has requested in writing such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If such evidence is provided, the Company shall instruct the Trustee (or other Conversion Agent) in writing to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until, and only until, the Trading Price per $1,000 principal amount of Notes on a Trading Day is greater than or equal to 98% of the product of the average Last Reported Sale Prices of the Common Stock and the Conversion Rate for the immediately preceding five (5) consecutive Trading Days.

            The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to Section (a) hereof, and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 14.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section (a) hereof.

            If an Event of Default (other than a Default in a cash payment upon conversion of the Notes) has occurred and is continuing, the Company may not pay cash upon conversion of any Notes (other than cash in lieu of fractional shares).

            (b) In addition, if:

            (i) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within sixty (60) days of the date of the distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (ii) the Company distributes to all holders of Common Stock assets (including cash), debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company's Board of Directors and set forth in a Board Resolution exceeding 5% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than twenty (20) Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date and the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Price or the ability of a holder of a Note to convert will be made if the holder will otherwise participate in such distribution without conversion.

The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its website or through such other public medium as it may use at that time not later than two (2) Business Days prior to such fifteenth day. If the distribution does not take place, no Notes surrendered for conversion pursuant to this Section 14.01(b) will be converted.

            (c) A Note in respect of which a holder is electing to exercise its option to require repurchase upon a Designated Event that constitutes a Fundamental Change pursuant to Section 3.04 or repurchase pursuant to Section
3.05 may be converted only if such holder withdraws its election in accordance with Section 3.07(d). A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 14.

            (d) On or before the tenth Trading Day prior to and excluding the anticipated effective date, as determined by the Board of Directors, of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least three (3) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on such date a notice (the "FUNDAMENTAL CHANGE NOTICE") of the anticipated effective date with respect to such Fundamental Change, the repurchase right and conversion right at the option of the holders arising as a result thereof, and whether a Make Whole Premium will be payable in connection with any such repurchase or conversion. If the effective date with respect to a Fundamental Change occurs without notice to, or the knowledge of, the Company, the Company shall give the Designated Event Repurchase Notice required by
Section 3.04(b) and the date of the Fundamental Change Notice shall be deemed to be the date of such Designated Event Repurchase Notice. The Fundamental Change Notice shall be mailed by first class mail to each holder of Notes at its last address as the same appears on the Note Register. If the Company shall give such notice, the Company shall also deliver a copy of such notice to the Trustee at such time as it is mailed to holders. Each notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the conversion of any other Note. Concurrently with the mailing of such notice, the Company shall issue a press release with the information contained in such notice, the form and content of which press release shall be determined by the Company in its sole discretion, and the Company shall also publish such information on the Company's website. The failure to issue any such press release or any defect therein shall not affect the validity of such notice or any proceedings for the conversion of any Note which any Holder may elect to convert. The Company shall provide notice, in the manner described above, to all holders and to the Trustee that such Fundamental Change has become effective within the five (5) Trading Day period after the date such Fundamental Change becomes effective.

            SECTION 14.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends; Settlement of Cash or Common Stock upon Conversion. (a) In order to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled "FORM OF CONVERSION NOTICE" on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by paragraph (d) of this Section 14.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 14.07.

            In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 14.02 and any transfer taxes if required pursuant to Section 14.07.

            (b) As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 14 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 14.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, subject to Section 2.02, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

            (c) Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 14.02 have been satisfied as to such Note (or portion thereof) (such date, the "CONVERSION DATE"), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the

Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

            (d) Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the close of business on the Business Day preceding the following Interest Payment Date that has not been called for redemption during such period shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the next Interest Payment Date,
(2) if the Company has specified a Repurchase Date following a Designated Event that is during such period or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 14.02 or Article 15, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 14.

            (e) Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

            (f) Except as provided in clause (k) below and in Article 15, upon the conversion of a Note, that portion of the accrued but unpaid interest with respect to the converted Note shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Note and the accrued but unpaid interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

            (g) In the event that the Company receives a Form of Conversion Notice on or prior to (1) the date on which the Company gives a Redemption Notice or (2) the date that is ten (10) days prior to the Stated Maturity of the Notes (the "FINAL NOTICE DATE"), the following procedures shall apply:

            (i) If the Company elects to satisfy all or any portion of its obligation to convert the Notes (the "CONVERSION OBLIGATION") in cash, the Company shall notify holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Trading Days following the Conversion Date (the "CASH SETTLEMENT NOTICE PERIOD"). If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to holders upon conversion, holders may retract the Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"). No such retraction can be made (and a Form of Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares). Upon the expiration of a Conversion Retraction Period, a Form of Conversion Notice shall be irrevocable. If the Company elects to satisfy all or any portion of the Conversion Obligation in cash, and the applicable Form of Conversion Notice has not been retracted, then settlement (in cash or in cash and Common Stock) will occur no later than the fifteenth (15th) Trading Day following the Conversion Date.

            (ii) If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), delivery of the Common Stock into which the Notes are converted (and cash in lieu of any fractional shares) shall occur through the Conversion Agent no later than the fifth (5th) Trading Day following the Conversion Date.

            (h) Settlement amounts will be computed as follows:

            (i) If the Company elects to satisfy the entire Conversion Obligation in Common Stock, it shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation a number of shares of Common Stock equal to (A) the aggregate principal amount of Notes to be converted divided by $1,000, multiplied by (B) the Conversion Rate. In addition, the Company shall pay cash for any fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

            (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, it shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation cash in an amount equal to the product of:

                  (A) a number equal to (1) the aggregate principal amount of
            Notes to be converted divided by $1,000, multiplied by (2) the Conversion Rate; and

                  (B) the average of the Last Reported Sale Prices of the Common
            Stock for the ten consecutive Trading Days beginning on the third day after the Conversion Date (the "CASH SETTLEMENT AVERAGING PERIOD").

            (iii) If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, it will deliver to holders the specified cash amount (the "CASH AMOUNT") and a number of shares of Common Stock per $1,000 principal amount of Notes equal to the sum, for each Trading Day of the Cash Settlements

      Averaging Period, of the greater of (A) zero and (B) the number of shares of Common Stock determined by the following formula:

   (Last Reported Sale Price of Common Stock on such Trading Day X applicable
                      Conversion Rate) - Cash Amount
   ---------------------------------------------------------------------------
    Last Reported Sale Price of Common Stock on such Trading Day X number of
                Trading Days in Cash Settlement Averaging Period

In addition, the Company shall pay cash for all fractional shares of Common Stock based on the average Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

            (i) The Company must determine whether or not it will satisfy all or a portion of the conversion obligation in cash at the time it issues a Redemption Notice or a Final Maturity Notice and such notices will state the amount of the Conversion Obligation to be settled in cash. If a Form of Conversion Notice is received from holders of Notes after the date that a Redemption Notice or the Final Maturity Notice has been issued, such holders may not retract their Conversion Notice. Settlement (in cash and/or Common Stock) will occur no later than the fifth (5th) Business Date following the Conversion Date.

            (j) At any time prior to Stated Maturity, the Company may, at its option, elect, by notice to the Trustee and the Noteholders, that upon conversion of the Notes at any time following the date of such notice, to be required to deliver cash in an amount at least equal to the principal amount of the Notes converted. If the Company makes such election, the Company will also be required to deliver cash only in connection with any Principal Value Conversion.

            (k) In the event the Company receives a Form of Conversion Notice from a holder in accordance with clause (g) above and in connection with a Fundamental Change pursuant to Section 14.01(a)(v), the Company shall deliver to such holder (i) if such holder is entitled to a Make Whole Premium in connection with such conversion, the Make Whole Premium determined in accordance with
Article 15, which shall be payable on the applicable Designated Event Repurchase Date, and an amount equal to any accrued but unpaid cash interest to, but excluding, the Conversion Date, which interest shall be payable in cash, plus
(ii) the number of shares of Common Stock (or cash or a combination of cash and Common Stock) into which such Notes are convertible (if such Notes are surrendered for conversion prior to the record date for receiving distributions in connection with the Fundamental Change or, if earlier, the effective date of such Fundamental Change) or the kind and amount of cash, securities and other assets or property which such holder would have received if such holder had held the number of shares of Common Stock into which such Notes were convertible immediately prior to the transaction (if such Notes are surrendered for conversion after such record date or effective date, as the case may be).

            SECTION 14.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the holder of Notes at the Last Reported Sale Price of the Common Stock on the last Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

            SECTION 14.04. Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock specified in the form of Note (herein called the "CONVERSION RATE") set forth in Appendix A hereto (initially 83.0703 shares), subject to adjustment as provided in this
Article 14.

            SECTION 14.05. Adjustment of Conversion Rate. The Conversion Rate (and the Stock Price Threshold, the Stock Price Cap and each of the stock prices set forth in the table in Section 15.01(b)(ii)(A) used to determine the Make Whole Premium, if applicable) shall be adjusted from time to time by the Company as follows:

            (a) If shares of Common Stock are issued as a dividend or distribution on shares of Common Stock, or if a stock split or stock combination is effected, the conversion rate will be adjusted based on the following formula:

                                         OS(1)
                         CR(1) = CR(0) x -----
                                         OS(0)

      where,

           CR(0) = the Conversion Rate in effect immediately prior to such event

           CR(1) = the Conversion Rate in effect immediately after such event

           OS(0) = the number of shares of Common Stock outstanding immediately prior to such event

           OS(1) = the number of shares of Common Stock outstanding immediately prior to such event plus the total number of shares constituting such dividend or distribution

An adjustment made pursuant to this subsection (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (b) If any rights, warrants or options are issued to all or substantially all holders of Common Stock entitling them for a period of not more than 60 days to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, in either case at a price per share or a conversion price per share less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the day on which such issuance is announced, the Conversion Rate will be adjusted based on the following formula:

                                         OS(0)+X
                         CR(1) = CR(0) x -------
                                         OS(0)+Y
      where,

           CR(0) = the Conversion Rate in effect immediately prior to such event

           CR(1) = the Conversion Rate in effect immediately after such event

           OS(0) = the number of shares of Common Stock outstanding immediately prior to such event

           X     = the total number of shares of Common Stock issuable pursuant to such rights, warrants or options

           Y     = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Trading Day immediately preceding the record date for the issuance of such rights, warrants or options

            An adjustment made pursuant to this subsection (b) shall be made successively whenever such rights, warrants or options are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights, warrants or options are exercisable, not all rights, warrants or options have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

In determining whether such rights, warrants or options entitle the holder to subscribe for or purchase shares of Common Stock at less than the average Last Reported Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c) If shares of the Company's Capital Stock, evidences of the Company's indebtedness or other assets or property of the Company is distributed to all or substantially all holders of Common Stock, excluding:

            (i) dividends, distributions and rights, warrants, options or securities referred to in clause (a) or (b) above; and

            (ii) dividends or distributions in cash referred to in clause (d) below;

      then the conversion rate will be adjusted based on the following formula:

                                           SP(0)
                         CR(1) = CR(0) x ---------
                                         SP(0)-FMV

      where,

           CR(0) = the Conversion Rate in effect immediately prior to such distribution

           CR(1) = the Conversion Rate in effect immediately after such distribution

           SP(0) = the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Trading Day immediately preceding the Ex Dividend Date for such distribution

           FMV   = the Fair Market Value of the shares of Capital Stock,
                   evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex Dividend Date for such distribution

            An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of shareholders entitled to receive such distribution.

            With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on Common Stock or shares of the Company's Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit (a "SPIN-OFF"), the Conversion Rate in effect immediately before the close of business on the record date fixed for determination of holders entitled to receive the distribution will be increased based on the following formula:

                                         FMV+MP(0)
                         CR(1) = CR(0) x ---------
                                           MP(0)

      where,

           CR(0) = the Conversion Rate in effect immediately prior to such distribution

           CR(1) = the Conversion Rate in effect immediately after such distribution

           FMV   = the average of the Last Reported Sale Prices of the Company's
                   Capital Stock or similar equity interest distributed to holders applicable to one share of Common Stock over the first 10 Trading Days after the effective date of the Spin-off

           MP(0) = the average of the Last Reported Sale Prices of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-off

            (d) If any cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

                                          SP(0)
                         CR(1) = CR(0) x -------
                                         SP(0)-C

      where,

           CR(0) = the Conversion Rate in effect immediately prior to the record date for such distribution

           CR(1) = the Conversion Rate in effect immediately after the Ex
                   Dividend Date for such distribution

           SP(0) = the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Trading Day immediately preceding the Ex Dividend Date of such distribution

           C     = the amount in cash per share the Company distributes to
                   holders of Common Stock

An adjustment made pursuant to this subsection (d) shall become effective on the date immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution. If any dividend or distribution described in this subsection (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

            (e) The Conversion Rate will be increased if the Company or any of its Subsidiaries purchases shares of Common Stock pursuant to a tender offer or exchange offer which involves an aggregate consideration that exceeds the Last Reported Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender offer or exchange offer (the "EXPIRATION TIME"). The Conversion Rate will be increased based on the following formula:

                                         AC+(SP(1) x OS(1))
                         CR(1) = CR(0) x ------------------
                                            SP(1) x OS(0)

      where,

           CR(0) = the Conversion Rate in effect on the date such tender offer or exchange offer expires

           CR(1) = the Conversion Rate in effect on the day next succeeding the date such tender offer or exchange offer expires

           AC    = the aggregate value of all cash and any other consideration
                   (as determined by the Board of Directors) paid or payable for all shares of Common Stock that the Company or one of its Subsidiaries purchases in the tender offer or exchange offer

           OS(0) = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires

           OS(1) = the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires

           SP(1) = the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires

If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made. Any adjustment made pursuant to this subsection (e) shall become effective on the date immediately following the Expiration Time. If the company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

            (f) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section
14.06 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the date fixed for the determination of stockholders entitled to receive such distribution within the meaning of Section 14.05(a)), and (ii) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the date upon which such split or combination becomes effective within the meaning of Section 14.05(a)).

            (g) Notwithstanding the foregoing provisions of Section 14.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Note to convert, for any distribution described therein if the holder will otherwise participate in the distribution without conversion of such holder's Notes.

            (h) The Company may make such increases in the Conversion Rate, in addition to those required by clauses (a) through (f) of this Section 14.05, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

            (i) Except as stated herein, no adjustment to the Conversion Rate need be made:

            (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

            (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

            (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the Original Issuance Date;

            (iv) for a change in the par value of the Common Stock; or

            (v) for accrued and unpaid interest.

            (j) All calculations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

            (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer's Certificate setting forth the Conversion Rate and the applicable Make Whole Premium Table after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officer's Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.04 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (l) In any case in which this Section 14.05 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 14.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 14.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 14.05(e), (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 14.03; provided that in the case of an adjustment made pursuant to Section 14.05(d) with respect to a distribution of shares of Capital Stock of, or similar equity interest in, a Subsidiary or other business unit of the Company, the Company may defer the issuance of such additional shares and cash payment, if any, until the third Business Day immediately following the last day of the twenty (20) consecutive Trading Day period commencing on the fifth Trading Day after the Ex-Dividend Date. For purposes of this Section 14.05(l), the term "ADJUSTMENT EVENT" shall mean:

            (i) in any case referred to in clause (1) hereof, the occurrence of such event;

            (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made;

            (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants; and

            (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

            (m) For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (n) Notwithstanding the foregoing provisions of Section 14.05, in the event of an adjustment to the Conversion Rate pursuant to clause (d) or (e) above, in no event shall the Conversion Rate exceed 107.9914, subject to adjustment pursuant to clauses (a), (b) and (c) above.

            SECTION 14.06. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 14.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 14.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note Register provided for in Section 2.04 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            If this Section 14.06 applies to any event or occurrence, Section
14.05 shall not apply.

            SECTION 14.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            SECTION 14.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

            Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the

Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

            The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

            The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

            The Company further covenants that, at any time the Common Stock shall be listed on the New York Stock Exchange, the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

            SECTION 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 14.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.02, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

            SECTION 14.10. Notice to Holders Prior to Certain Actions.

      In case:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 14.05; or

            (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

            (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the Note Register provided for in
Section 2.04 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

            SECTION 14.11. Shareholder Rights Plan. To the extent that the Company adopts any future rights plan, upon conversion of the Notes into Common Stock, holders of Notes shall receive, in addition to Common Stock, the rights under the future rights plan unless the rights have separated from the Common Stock at the time of conversion, in which case the conversion rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company's Capital Stock, evidences of indebtedness or assets or property in accordance with Section 14.05(b), subject to readjustments in the event of the expiration, termination or redemption of such rights.

            SECTION 14.12. Exchange in Lieu of Conversion. The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Conversion Agent, to designate a, or change the existing designation of the, financial institution (an "EXCHANGE PARTY") of which Notes surrendered by a holder for conversion will initially be offered by the Conversion Agent on behalf of a holder for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Exchange Party must agree to deliver in exchange for such Notes, a number of full shares of Common Stock issuable on conversion thereof based on the applicable Conversion Rate, plus cash for any fractional shares, or cash or a combination of cash and Common Stock in lieu thereof in the form that would otherwise have been deliverable by the Company under this Article 14. If the Exchange Party accepts any Notes for conversion, it will deliver to the Conversion Agent, and the Conversion Agent will deliver to the converting holders, the shares of Common Stock or other consideration payable with respect to such Notes. In the event that the Exchange Party agrees to accept any Notes for conversion but fails to deliver the consideration for the converted Notes by the second Business Day following the determination of the applicable stock price, the Notes will be converted by the Company in accordance with this
Article 14 and the Company will, as promptly as practicable thereafter, but not later than three Business Days following the determination of the applicable stock price, deliver to the Holder shares of Common Stock (together with any cash payment in lieu of fractional shares) or cash or a combination of cash and shares of Common Stock in accordance with this Article 14. Any Notes exchanged by the Exchange Party shall remain outstanding. The designation by the Company of an Exchange Party does not require such Exchange Party to accept any Notes for conversion. If the Exchange Party declines to accept any Notes surrendered for conversion, the Company will convert the Notes on the terms provided in this Indenture. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Exchange Party for or with respect to such designation.

                                   ARTICLE 15
                               MAKE WHOLE PREMIUM

            SECTION 15.01. Make Whole Premium. (a) If a Fundamental Change that constitutes a Change of Control becomes effective on or prior to June 15, 2011, the Company shall pay the Make Whole Premium to holders of the Notes who convert their Notes pursuant to Section 14.01(a)(v) in connection with such Fundamental Change or to holders of the Notes who surrender their Notes for repurchase upon such Fundamental Change pursuant to Section 3.04. The Make Whole Premium will be paid on the Designated Event Repurchase Date solely in shares of Common Stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which shares of Common Stock have been converted in connection with the Fundamental Change. If holders of Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of Common Stock has been converted shall be deemed to equal the aggregate consideration distributed in respect of all shares of Common Stock divided by the total number of shares of Common Stock participating in the distribution.

            (b) The Make Whole Premium will be determined as follows:

            (i) "STOCK PRICE" means the price paid per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

                  (A) if holders of the Common Stock receive only cash in such
            Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; and

                  (B) otherwise, the Stock Price shall be the average of the
            Last Reported Sale Price of the Common Stock on the 10 Trading Days up to but not including the effective date of such Fundamental Change.

            (ii) "ADDITIONAL PREMIUM" means the percentage (expressed as a decimal) set forth on the tables below:

                  (A) the table below sets forth the Additional Premiums prior to June 20, 2008 for the Stock Price and the effective date of the Fundamental Change:

                                                                 Stock Price
                      -------------------------------------------------------------------------------------------------
Effective Date        $9.26     $10.00       $11.00     $12.00      $13.00     $15.00     $20.00     $50.00     $100.00
- -----------------------------------------------------------------------------------------------------------------------
July 2, 2004           0.0%       4.6%        10.9%      17.4%       16.4%      14.0%       9.3%       0.6%        0.0%
June 15, 2005          0.0%       2.4%         8.8%      15.4%       14.6%      11.5%       7.8%       0.4%        0.0%
June 15, 2006          0.0%       1.0%         6.9%      13.4%       11.9%       9.5%       5.3%       0.4%        0.0%
June 15, 2007          0.0%       0.5%         4.5%      10.5%        9.3%       6.0%       2.9%       0.4%        0.0%
June 19, 2008          0.0%       1.7%         1.7%       1.7%        1.7%       1.7%       1.7%       1.7%        0.0%

                  If the Stock Price is (1) between two Stock Price amounts on the table or the effective date of the Fundamental Change is between two dates on the table, the Additional Premium will be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365 day year. The Stock Prices set forth in the column headers are subject to adjustment pursuant to
            Section 14.05.

                  (B) The table below sets forth the Additional Premiums on or after June 20, 2008:

       Effective Date of Fundament Change                             Additional Premium
- ---------------------------------------------------                   ------------------
Beginning June 20, 2008 and ending on June 14, 2009                          1.7%
Beginning June 15, 2009 and ending on June 14, 2010                          1.1%
Beginning June 15, 2010 and ending on June 14, 2011                          0.6%

            (iii) "MAKE WHOLE PREMIUM" means the amount per $1,000 original principal amount of Notes equal to:

                  (A) if the effective date of the Fundamental Change is on or after June 16, 2011, $0;

                  (B) if the Stock Price is less than $9.26 (subject to
            adjustment pursuant to Section 15.02) (the "STOCK PRICE THRESHOLD"), $0; and

                  (C) if the Stock Price is more than $100.00 (subject to
            adjustment pursuant to Section 15.02) (the "STOCK PRICE CAP"), $0;
            and

                  (D) otherwise, the dollar amount equal to the product of the
            Additional Premium and $1,000.

            (c) The value of the shares of Common Stock, or other consideration to be received, for purposes of determining the number of shares to be issued, or other consideration to be delivered, in respect of the Make Whole Premium will be calculated as follows:

            (i) in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been converted as of the effective date of such Fundamental Change into the right to receive securities or other assets or property, then the value of the shares of Common Stock will equal the value of the consideration paid per share, with the consideration valued as follows:

                  (A) securities that are traded on an United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on 98% of the average Last Reported Sale Price on the ten (10) Trading Days prior to but excluding the Designated Event Repurchase Date,

                  (B) other securities, assets or property (other than cash)
            which holders will have the right to receive will be valued based on 98% of the average of the fair market value of such securities, assets or property (other than cash) as determined by two independent nationally recognized investment banks selected by the Trustee, and

                  (C) 100% of any cash; and

            (ii) in all other cases, the value of each share of Common Stock will equal 98% of the average of the Last Reported Sale Price of Common Stock on the ten (10) Trading Days prior to but excluding the Designated Event Repurchase Date.

Notwithstanding the foregoing, in no event shall the value of each share of Common Stock (or of the securities or other assets or property into which each share of Common Stock has been converted) be less than 50% of the Stock Price used to determine the amount of the Make Whole Premium.

            The Trustee (or other Conversion Agent appointed by the Company) shall, on behalf of and on request by the Company or the Trustee, calculate (A) the Stock Price, and (B) the Additional Premium and Make Whole Premium with respect to such Stock Price, based on the effective date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make Whole Premium to the Company and the Trustee within three

Business Days of the request by the Company or the Trustee. In addition, the Trustee or Conversion Agent shall, on behalf of and upon request by the Company or the Trustee no less than three Business Days prior to a Designated Event Repurchase Date, make the determinations described in Section 15.01(c)(i)(A) and
Section 15.01(c)(ii) above and deliver its calculations to the Company or the Trustee by 9:00 p.m., New York City time, on the day prior to the Designated Event Repurchase Date. The Company, or at the Company's request, the Trustee in the name and at the expense of the Company, (x) shall notify the holders of the Stock Price and Make Whole Premium per $1,000 original principal amount of Notes with respect to a Fundamental Change as part of the Fundamental Change Notice and (y) shall notify the holders promptly upon the opening of business on the Designated Event Repurchase Date of the number of shares of Common Stock (or such other securities, assets or property into which all or substantially all of the shares of Common Stock have been converted as of the effective date as described above) to be paid in respect of the Make Whole Amount in connection with such Fundamental Change and the Company shall also publicly announce such information and publish it on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

            (d) On or prior to the Designated Event Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of shares of Common Stock (or in the case of a Fundamental Change in which all or substantially all of the shares of Common Stock have been converted as of the effective date into the right to receive securities or other assets or property, an amount of such other securities or other assets or property) sufficient to pay the Make Whole Premium with respect to all the Notes to be repurchased on such date and all the Notes converted in connection with such Fundamental Change; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment of the Make Whole Premium for Notes surrendered for repurchase (and not withdrawn) prior to the close of business on the third Business Day immediately preceding the Designated Event Repurchase Date or surrendered for conversion within the period described in Section 14.01(a)(v), will be made promptly (but in no event more than five (5) Business Days) following the Designated Event Repurchase Date by mailing checks in respect of cash and otherwise delivering entitlements to securities, other assets or property for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register.

            SECTION 15.02. Adjustments Relating to Make Whole Premium. Whenever the Conversion Rate shall be adjusted from time to time by the Company pursuant to Section 14.05, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the stock prices set forth in the table above in Section 15.01(b)(ii)(A) will be adjusted by multiplying each such amount by a fraction the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted.

                                   ARTICLE 16
                            MISCELLANEOUS PROVISIONS

            SECTION 16.01. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements by a party hereto contained in this Indenture shall bind such party's successors and assigns whether so expressed or not.

            SECTION 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

            SECTION 16.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Goodyear Tire & Rubber Company, 1144 East Market Street, Akron, Ohio 44316-0001,
Attention: General Counsel and Secretary, telecopier no: (330) 796-8836. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed to the Corporate Trust Office of the Trustee.

            By notice to the other party, the Company or the Trustee, as the case may be, may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 16.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

            SECTION 16.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that each Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

            SECTION 16.06. Legal Holidays. In any case in which the date of maturity of interest on, Make Whole Premium (if any) on, or principal of the Notes or the Redemption Date of any Note or any Repurchase Date with respect to any Note will not be a Business Day, then payment of such interest on, Make Whole Premium (if any) on, or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date to the next succeeding Business Day.

            SECTION 16.07. Company Responsible for Making Calculations. Unless otherwise specified in this Indenture, the Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the Last Reported Sale Price, the amount of accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officer's Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any holder upon the request of such holder.

            SECTION 16.08. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 16.08 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

            SECTION 16.09. No Security Interest Created. Except as provided in
Section 7.07, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

            SECTION 16.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 16.11. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            SECTION 16.12. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.03, 2.07, 2.08, 2.10, 3.02 and 3.07, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.10.

            Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 16.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

            Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

            The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

            The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this
Section 16.12 shall be applicable to any authenticating agent.

            SECTION 16.13. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            SECTION 16.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Wells Fargo Bank, N.A. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                      THE GOODYEAR TIRE & RUBBER COMPANY

                                      By:    /s/ Darren R. Wells
                                          --------------------------------------
                                             Name: Darren R. Wells
                                             Title: Vice President and Treasurer

                                      WELLS FARGO BANK, N.A., as Trustee

                                      By:   /s/ Timothy P. Mowdy
                                          --------------------------------------
                                            Name: Timothy P. Mowdy
                                            Title: Assistant Vice President

                                                                      APPENDIX A

                          PROVISIONS RELATING TO NOTES

      1. Definitions

      1.1 Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Definitive Note" means a certificated Note (bearing the Restricted Securities Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors.

            "Global Notes Legend" means the legend set forth in Appendix A to this Indenture.

            "IAI" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Initial Purchasers" means Goldman, Sachs & Co., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc.

            "Purchase Agreement" means (1) with respect to the Securities issued on the Original Issue Date, the Purchase Agreement dated June 28, 2004, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the purchase agreement among the Company and the Persons purchasing such Additional Securities.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registration Agreement" means (1) with respect to the Securities issued on the Original Issue Date, the Registration Rights Agreement dated July 2, 2004, among the Company and the Initial Purchasers as amended from time to time in accordance with its terms, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

            "Restricted Securities Legend" means the legend set forth in Section 2.3(d)(i) herein.

            "Rule 144A" means Rule 144A as promulgated under the Securities Act.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

            "Shelf Registration Statement" means the registration statement filed by the Company in connection with an offer and sale of Notes pursuant to a Registration Agreement.

            "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Securities Legend.

      1.2 Other Definitions

                                                        Term:
                                                       ------
"Agent Members"....................................    2.1(c)
"Global Notes".....................................    2.1(b)
"IAI Global Note"..................................    2.1(b)
"Rule 144A Global Note"............................    2.1(b)

      2. The Notes

      2.1 Form and Dating

            (a) The Notes will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold, initially only to QIBs in reliance on Rule 144A. Such Notes may thereafter be transferred to, among others, QIBs and IAIs, subject to the restrictions on transfer set forth herein.

            (b) Global Notes. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note"), without interest coupons and bearing the Global Notes Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

            Beneficial interests in Rule 144A Global Notes may be exchanged for an interest in securities resold to IAIs, which securities shall be issued in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "IAI Global Note"), if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Rule 144A Global Note first delivers to the trustee a written certificate (substantially in the form of Exhibit B) to the effect that (A) the Rule 144A Global Security is being transferred to an "accredited investor" within the meaning of 501(a) (1),
(2), (3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions. The IAI Global Note shall be issued without interest coupons and shall bear the Global Notes Legend and the Restricted Securities Legend.

            Beneficial interests in IAI Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the IAI Global Notes first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the IAI Global Note is being transferred to a Person
(a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

            The Rule 144A Global Note and the IAI Global Note are collectively referred to herein as "Global Notes". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

            (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

            The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by an Officer, authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

            (d) Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

      2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by an Officer (a) Notes for original issue on the date hereof in an aggregate principal amount of $350,000,000, and (b) any Additional Securities for original issue in an aggregate principal amount specified in the written order of the Company.

      2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

            (i) to register the transfer of such Definitive Notes; or

            (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing; and

            (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

                  (A) if such Definitive Notes are being delivered to the
            Registrar by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in the form set forth on the reverse side of the Note); or

                  (B) if such Definitive Notes are being transferred to the
            Company, a certification to that effect (in the form set forth on the reverse side of the Note); or

                  (C) if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

            (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

            (i) certification (in the form set forth on the reverse side of the Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A; and

            (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated Notes pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Note in the appropriate principal amount.

            (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

            (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

            (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

            (d) Legend.

            (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

      THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

      THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

      SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

      THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Each Definitive Note shall bear the following additional legend:

      IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

            (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

            (iii) After a transfer of any Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Restricted Securities Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

            (e) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Securities Custodian, to reflect such reduction.

            (f) Obligations with Respect to Transfers and Exchanges of Notes.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.03, and
10.04 of this Indenture).

            (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (g) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the registered holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4 Definitive Notes

            (a) A Global Note deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

            (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(d), bear the Restricted Securities Legend.

            (c) Subject to the provisions of Section 2.4(b), the registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

            (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                              [Global Notes Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

            THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE TRANSFEROR

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

            THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

Each Definitive Note shall bear the following additional legend:

            IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                       THE GOODYEAR TIRE & RUBBER COMPANY

                          4.00% CONVERTIBLE SENIOR NOTE

                                                              CUSIP:

No.                                                           $

            The Goodyear Tire & Rubber Company, a corporation duly organized and validly existing under the laws of the State of Ohio (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay
to CEDE & CO. or its registered assigns the principal sum of $[           ]
dollars on June 15, 2034 [or such greater or lesser amount as is indicated on
Schedule I](1) at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2004, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 4.00%, from the June 15 or December 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from July 2, 2004 until payment of said principal sum has been made or duly provided for. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any June 15 or December 15 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the Regular Record Date, which shall be the June 1 or December 1 (whether or not a Business Day) next preceding such June 15 or December 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

            The Company promises to pay interest at the rate of 4.00% per annum, compounded semiannually. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at such higher rate, to the extent lawful.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Under the

- -------------------
(1) This phrase should be included only if the Note is a Global Note.

circumstances described in the Indenture, the Company may fulfill all or part of its conversion obligation by delivering cash in lieu of Common Stock.

            This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

            If and to the extent that any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such Indenture provision shall control.

            Additional provisions of this Note are set forth on the other side of this Note.

            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                      THE GOODYEAR TIRE & RUBBER COMPANY

                                      by: ______________________________________
                                          Name:
                                          Title:

Dated:

     TRUSTEE'S CERTIFICATE OF
             AUTHENTICATION

WELLS FARGO BANK, N.A.,

     as Trustee, certifies
     that this is one of the
     Notes referred to
     in the Indenture.

By: ______________________________
         Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                       THE GOODYEAR TIRE & RUBBER COMPANY

                          4.00% CONVERTIBLE SENIOR NOTE

            This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.00% Convertible Senior Notes (herein called the "NOTES"), issued and to be issued under and pursuant to an Indenture dated as of July 2, 2004 (herein called the "INDENTURE"), between the Company and Wells Fargo Bank, N.A., as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. The Company shall be entitled to issue Additional Securities pursuant to Section 2.01(b) of the Indenture. The Notes issued on the Original Issuance Date and any Additional Securities will be treated as a single class for all purposes under the Indenture.

            In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the Stated Maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable upon redemption or repurchase thereof, or change the time at which any Note may be redeemed or repurchased, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest thereon payable in any coin or currency other than that provided in the Notes, or affect the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders, or affect the obligation of the Company to repurchase any Note upon a Designated Event in a manner adverse to the holder of the Notes, or affect the obligation of the Company to repurchase any Note on a Company Repurchase Date in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 14.06 thereof, or reduce the number of shares of Common Stock or other property receivable upon conversion, in each case without the consent of the holder of each Note so affected, or modify any of the provisions of Section 10.02 or Section 6.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.02 thereof, or reduce the quorum or voting requirements set forth in Article 9 or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any existing or past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of interest or premium (if any) on, or the principal of, any of the Notes, (B) a failure by the Company to convert any Notes into Common Stock, (C) a default in the payment of the Redemption Price pursuant to Article 3 of the Indenture, (D) a default in the payment of the Company Repurchase Price or Designated Event Repurchase Price pursuant to Article 3 of the Indenture or
(E) a default in respect of a covenant or provisions of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium (if any) and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

            The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

            The holder of this Note is entitled to the benefits of the Registration Rights Agreement. If a Registration Default occurs, the Company shall be obligated to pay Liquidated Damages to each holder of Transfer Restricted Notes during the period of such Registration Default, in an amount equal to 0.25% per annum of the aggregate issue price of the Notes to and including the 90th day following such Registration Default, and 0.50% per annum of the aggregate issue price of the Notes from and after the 91st day following such Registration Default until the earlier of (i) the day on which the Registration Default has been cured and (ii) the day on which the Shelf Registration Statement is no longer required to be kept effective. In no event will Liquidated Damages accrue at a rate per annum exceeding 0.50% of the aggregate issue price of the Notes. The holder of this Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the holders of the Notes with respect to a registration and the indemnification of the Company to the extent provided therein. Capitalized terms used in this paragraph but not defined herein or in the Indenture have the meanings assigned to them in the Registration Rights Agreement.

            At any time on or after June 20, 2008 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than thirty (30) days but not more than sixty (60) days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the applicable Redemption Price during the periods set forth below, expressed as a percentage of the principal amount of Notes being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date:

                     Period                                     Redemption Price
                     ------                                     ----------------
Beginning June 20, 2008 and ending on June 14, 2009                 101.714%
Beginning June 15, 2009 and ending on June 14, 2010                 101.143%
Beginning June 15, 2010 and ending on June 14, 2011                 100.571%
Beginning June 15, 2011 and thereafter                              100.000%

provided that if the Redemption Date is on June 15 or December 15, then the interest payable on such date shall be paid to the holder of record on the preceding June 1 or December 1, respectively.

            The Company may not give notice of any redemption of the Notes if a default in the payment of interest on the Notes has occurred and is continuing.

            The Notes are not subject to redemption through the operation of any sinking fund.

            If a Designated Event occurs at any time prior to maturity of the Notes, the holder of this Note will have the right to require the Company to repurchase this Note on a Designated Event Repurchase Date, specified by the Company, which shall be no later than thirty-five (35) days after the Designated Event Notice Date, at the option of the holder of this Note at a Designated Event Repurchase Price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Designated Event Repurchase Date plus, in the case of a Fundamental Change that constitutes a Change of Control, a Make Whole Premium (if any); provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, the interest payable on such Interest Payment Date shall be paid to the holder of record of this Note on the preceding June 1 or December 1, respectively. The Notes will be repurchased in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the fifth (5th) day after the occurrence of a Designated Event. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled "FORM OF DESIGNATED EVENT REPURCHASE ELECTION" on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, at any time prior to the close of business on the third Business Day immediately preceding the Designated Event Repurchase Date (subject to extension by applicable laws).

            Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Notes held by such holder on each June 15 of 2011, 2014, 2019, 2024, and 2029 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid interest on such Note to but excluding the Company Repurchase Date. To exercise such right, a holder shall deliver to the Company such Note with the form entitled "FORM OF COMPANY REPURCHASE ELECTION" on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is twenty
(20) Business Days prior to such Company Repurchase Date until the close of business on the third Business Day immediately preceding the Company Repurchase Date, and shall deliver the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

            Holders have the right to withdraw any Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.

            If cash sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date are deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

            Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into 83.0703 shares of the Company's Common Stock (at a Conversion Price of approximately $12.04 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled "FORM OF CONVERSION NOTICE" on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture or, at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

            If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

            No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following Interest Payment Date and has not been called for redemption by the Company on a Redemption Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a record date and prior to the next Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is during such period or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

            No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

            A Note in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

            Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the second Business Day preceding the Redemption Date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable Redemption Price, together with accrued but unpaid interest to, but excluding, the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

            Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

            The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

            No recourse for the payment of the principal of or interest on this Note or any other amount due with respect thereto, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any of its successor corporations, either directly or through the Company or any of its successor corporations, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM =   as tenants in common                 UGMA =  Uniform Gifts to Minors
                                                         Act
TEN ENT =   as tenant by the entireties          CUST =  Custodian
JT TEN =    as joint tenants with right of
            survivorship and not as tenants
            in common

     Additional abbreviations may also be used though not in the above list.

                                     FORM OF
                                CONVERSION NOTICE

TO: THE GOODYEAR TIRE & RUBBER COMPANY
    WELLS FARGO BANK, N.A.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of The Goodyear Tire & Rubber Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest or Liquidated Damages, if any, accompanies this Note.

Dated: _____________________________

                                               _________________________________

                                               _________________________________
                                               Signature(s)

                                               Signature(s) must be guaranteed
                                               by an "ELIGIBLE GUARANTOR
                                               INSTITUTION" meeting the
                                               requirements of the Note
                                               Registrar, which requirements
                                               include membership or
                                               participation in the Security
                                               Transfer Agent Medallion Program
                                               ("STAMP") or such other
                                               "SIGNATURE GUARANTEE PROGRAM" as
                                               may be determined by the Note
                                               Registrar in addition to, or in
                                               substitution for, STAMP, all in
                                               accordance with the Securities
                                               Exchange Act of 1934, as amended.

                                               _________________________________
                                               Signature Guarantee

            Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

__________________________________
(Name)

__________________________________
(Street Address)

__________________________________
(City, State and Zip Code)

__________________________________
Please print name and address

Principal amount to be converted
(if less than all):

$_________________________________

Social Security or Other Taxpayer
Identification Number:

__________________________________

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

FORM OF
DESIGNATED EVENT REPURCHASE ELECTION

TO: THE GOODYEAR TIRE & RUBBER COMPANY
    WELLS FARGO BANK, N.A.

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from The Goodyear Tire & Rubber Company (the "COMPANY") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Repurchase Date, plus the applicable Make Whole Premium (if any), to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: _____________________________

                                               _________________________________

                                               _________________________________
                                               Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

                                     FORM OF
                           COMPANY REPURCHASE ELECTION

TO: THE GOODYEAR TIRE & RUBBER COMPANY
    WELLS FARGO BANK, N.A.

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from The Goodyear Tire & Rubber Company (the "COMPANY") regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated: _____________________________

                                               _________________________________

                                               _________________________________
                                               Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

__________________________________________

Principal amount to be repurchased (if less than all):

__________________________________________

Social Security or Other Taxpayer Identification Number:

__________________________________________

                                   ASSIGNMENT

            For value received _____________________ hereby sell(s) assign(s) and transfer(s) unto __________________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

            In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

      [ ]   (1) To The Goodyear Tire & Rubber Company or a subsidiary thereof;
            or

      [ ] (2) To a "QUALIFIED INSTITUTIONAL BUYER" in compliance with Rule 144A under the Securities Act; or

      [ ] (3) Pursuant to and in compliance with Rule 144 under the Securities Act; or

      [ ] (4) To an institutional investor that is an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to an exemption from registration under the Securities Act; or

      [ ] (5) Pursuant to a registration statement that has been declared effective under the Securities Act, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to The Goodyear Tire & Rubber Company or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act.

            Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: _____________________________

                                               _________________________________

                                               _________________________________
                                                         Signature(s)

                                               Signature(s) must be guaranteed
                                               by an "ELIGIBLE GUARANTOR
                                               INSTITUTION" meeting the
                                               requirements of the Note
                                               Registrar, which requirements
                                               include membership or
                                               participation in the Security
                                               Transfer Agent Medallion Program
                                               ("STAMP") or such other
                                               "SIGNATURE GUARANTEE PROGRAM" as
                                               may be determined by the Note
                                               Registrar in addition to, or in
                                               substitution for, STAMP, all in
                                               accordance with the Securities
                                               Exchange Act of 1934, as amended.

                                               _________________________________
                                               Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED:

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _______________                         _________________________________
                                               Notice: To be executed by an
                                               executive officer

NOTICE: The above signature(s) of the holder hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

                                                                      Schedule I

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The initial principal amount of this Global Security is
      $[           ]. The following increases or decreases in this Global
      Security have been made:

                                                                                 Principal                Signature of
                            Amount of                  Amount of               amount of this              authorized
                           decrease in                increase in             Global Security             signatory of
                            Principal                  Principal               following such              Trustee or
 Date of                 Amount of this             Amount of this              decrease or                Securities
Exchange                 Global Security            Global Security               increase                  Custodian
- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT B

                   Form of Transferee Letter of Representation

Goodyear Tire & Rubber Company
1144 East Market Street
Akron, OH 44316-001

In care of
[    ]

Ladies and Gentlemen:

      This certificate is delivered to request a transfer of $[            ]
principal amount of the 4.00% Convertible Senior Notes Due 2034 (the "Notes") of Goodyear Tire & Rubber Company (the "Company").

      Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

      Name: ______________________________________________________

      Address: ___________________________________________________

      Taxpayer ID Numbers: _______________________________________

      The undersigned represents and warrants to you that:

      1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

      2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A,
(iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                             TRANSFEREE:

                                                by _____________________________
                                                     Name:
                                                     Title:

                                      B-2